Exhibit 99.1

LULULEMON ATHLETICA INC. UPDATES GUIDANCE FOR

FOURTH QUARTER OF FISCAL 2012 AHEAD OF PRESENTATION AT ICR XCHANGE

Vancouver, Canada – January 14, 2013 — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced that the Company is updating its net revenue and earnings guidance for the fourth quarter of fiscal 2012 ending February 3, 2013.

For the fourth quarter, the Company now anticipates that net revenue will be at the high end of its original guidance range of $475 million to $480 million based on a comparable-store sales percentage increase in the high single digits on a constant-dollar basis. The Company also now expects diluted earnings per share will be $0.74 for the quarter. The previous guidance for the fourth quarter was a range of 0.71 to $0.73. EPS guidance continues to assume 145.9 million diluted weighted-average shares outstanding and a 29.4% tax rate.

Christine Day, lululemon’s CEO stated: “Our store managers, key leaders and educators stepped up and did a fantastic job this year as the calendar compressed holiday shopping patterns into a couple of key weeks. We are also pleased that our gross margin is running slightly ahead of plan, and that we are entering 2013 in a clean inventory position. Along with our new back to gym product, we are beginning to flow a beautiful new spring assortment into our stores this week and look forward to introducing new innovation and function to our guests in 2013.”

Management will be meeting with analysts and investors and presenting at the ICR XChange Conference in Miami, Florida this week. See separate release for webcast information.

About lululemon athletica inc.

lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live long, healthy and fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.

Non-GAAP Financial Measure

Constant-dollar net revenue changes, which exclude the impact of changes in foreign exchange rates, is not a United States Generally Accepted Accounting Principle (“GAAP”) performance measure. We provide constant-dollar net revenue changes because we use the measure to understand the underlying growth rate of revenue excluding the impact on a quarter-by-quarter basis of changes in foreign exchange rates, which are not under management’s direct control. We believe that disclosing net revenue changes on a constant-dollar basis is useful to investors because it enables them to better understand the level of growth of our business.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our inability to anticipate consumer preferences and successfully

Creating components for people to live long, healthy and fun lives develop and introduce new, innovative and updated products; our inability to accurately forecast customer demand for our products; our inability to manage our growth and the increased complexity of our business effectively; the fluctuating costs of raw materials; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; our highly competitive market and increasing competition; an unforeseen disruption of our information systems; our inability to deliver our products to the market and to meet customer expectations due to problems with our distribution system; our inability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of our products in China; our inability to successfully open new store locations in a timely manner; our failure to maintain the value and reputation of our brand; our failure to comply with laws related to our human resources policies or other procedures; our failure to comply with trade and other regulations; our competitors manufacturing and selling products based on our fabrics and manufacturing technology at lower prices than we can; our failure to protect our intellectual property rights; and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended January 29, 2012, filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Contact:

Joseph Teklits / Jean Fontana

ICR, Inc.

203-682-8200

Media Contact:

Alecia Pulman

ICR, Inc.

203-682-8224

Creating components for people to live long, healthy and fun lives